UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 16, 2016

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2016, Condor Hospitality Trust, Inc. (the “Company”) and J. William Blackham, President and Chief Executive Officer of the Company, entered into an amendment of his employment agreement dated March 2, 2015. The agreement was amended to provide that if during the term of the term of the agreement, the outstanding Series D preferred stock of the Company is converted into common stock, then the term of the agreement will be extended three years from the conversion date. The agreement was also amended to provide that Mr. Blackham’s right to terminate for good reason and receive the payments provided in the agreement also includes a change of control of the Company that occurs during such three year term.

The foregoing description of the amendment of Mr. Blackham’s employment agreement is qualified in its entirety by reference to Amended and Restated Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement dated March 2, 2015, by and between Condor Hospitality Trust, Inc. and J. William Blackham, as amended and restated September 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: September 19, 2016	By:	/s/ Jonathan Gantt
		Name:	Jonathan Gantt
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Employment Agreement dated March 2, 2015, by and between Condor Hospitality Trust, Inc. and J. William Blackham, as amended and restated September 16, 2016.